UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2006

Commission File Number: 333 - 134175

LEXINGTON ENERGY SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

207 West Hastings Street, Suite 1209, Vancouver, British Columbia, Canada V6B 1H7
(Address of principal executive offices)

604-899-4550
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Secured Convertible Debenture - November 6, 2006

On November 6, 2006 Lexington Energy Services Inc. (”Lexington”), LexCore Services Inc. (“LexCore”) and Alliance World Limited entered into a Secured Convertible Debenture Purchase Agreement (“Debenture Purchase Agreement”) whereby Alliance World loaned $500,000 to Lexington. Alliance World may choose to have the $500,000 loan repaid in common stock of Lexington. Pursuant to the Debenture Purchase Agreement, Lexington, LexCore and Alliance World have also entered into a Security Agreement. Lexington and Alliance World have additionally entered into a Secured Convertible Debenture and a Warrant Certificate pursuant to the Debenture Purchase Agreement.

Debenture

The $500,000 secured convertible debenture will mature on October 1, 2008 (“Debenture”). Interest will accrue on the Debenture at the rate of 10% per annum and will be payable on the Maturity Date. At any time, at Alliance World’s option, Alliance World may choose to have all or any part of the outstanding principal and accrued interest repaid in shares of Common Stock of Lexington at a conversion rate equal to:

(1) ten percent (10%) below the fair market value of the Common Stock at the time of conversion, as calculated according to the average closing market price of the five business days preceding the conversion date, or if there have been no sales of Lexington’s stock for five days, the price shall be determined according to the price of the last trade of Lexington’s stock or,

(2) at $0.85 per share.

Security Agreement

The Debenture is secured by a security interest in a coring oil rig (2006 Peterbuilt Truck VIN# 1NPAL40X06D886718) owned by LexCore, a wholly owned subsidiary of Lexington, and located in Calgary, Alberta. The Security Agreement is fully assignable by any party.

Warrant Certificate

In consideration of Alliance World’s investment in the Debenture, Lexington also issued a Warrant Certificate to Alliance World for 250,000 warrants to purchase shares of common stock of Lexington at an exercise price of $0.85 per share. The Warrant Certificate represents the 250,000 warrants issued pursuant to the Debenture Purchase Agreement. The Warrant Certificate has an expiry date of November 1, 2008.

Events of Default

With respect to the Debenture, the Warrant, the Security Agreement and the Debenture Purchase Agreement, the following events are “Events of Default”:

  Default shall be made by Lexington in the payment of principal of or any interest on the Debenture after 5 days written notice from Alliance World following the date when the same is due and payable;
  Default shall be made in the observance of any material covenant, agreement or provision in any of the agreements to be performed by Lexington or LexCore or a material breach shall exist in any representation or warranty contained in any of the agreements and shall be continuing for a period of 30 days after receipt of written notice thereof;
  Lexington shall be involved in financial difficulties; and
  Lexington shall be terminated, dissolved or liquidated or proceedings shall be commenced in this regard.

Upon an event of default, the full principal amount of the convertible debenture, together with accrued and unpaid interest will become, at Alliance World’s election, immediately due and payable. If an event of default occurs, Lexington may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working capital in our business.

Secured Convertible Debenture - November 7, 2006

On November 7, 2006 Lexington entered into a second Debenture Purchase Agreement, Debenture, Security Agreement and Warrant Certificate with LexCore and Alliance World. The November 7, 2006 Debenture and associated agreements contain exactly the same terms as that for the November 6, 2006 Debenture and associated agreements, the only difference being the description of the security interest pursuant to the Security Agreement. In the Security Agreement dated November 7, 2006, LexCore is providing a second and different coring oil rig (2006 Peterbuilt Truck VIN# 1NPAL40X06D886716) as security.

Registration

Lexington has also agreed to file a registration statement with the Securities and Exchange Commission to enable Alliance World to resell to the public any shares of Lexington’s common stock it acquires on conversion of the Debentures or exercise of the Warrants.

Laricina Bid

On September 13, 2006 Lexington’s wholly owned subsidiary, LexCore, submitted a bid to Laricina Energy Inc., for the Laricina 2006 Winter Drill Program (“Laricina Bid”) which was accepted on September 22, 2006. The Laricina Bid consists of an exploration drill program at Wabiskaw, Wandering River and Fort McMurray in Alberta, Canada. Under the terms of the Laricina Bid, LexCore will charge the following approximate prices:

Area	Drilling $ Meter	Plus Bit Cost $ Meter
Germain (Wabiskaw)	315	25
Thornbury (Wandering River)	287	16
Poplar (Fort McMurry)	284	16

In addition, LexCore will charge $731 per hour for all Daywork which shall include movement from area to area, and hole to hole, 3rd party cementing, logging, towing and waiting on cement, loggers, and instructions and waiting on Operator supplied services.

As part of the bid, LexCore has agreed to supply the drill rig, wireline core system, core unit (staff facilities), drill pipe system unit, mud tank, genset for rig operations, and the crew. Laricina will supply at no expense to LexCore mud and drill additives, surface casing, all fuel, water source and disposal sumps, water and vac truck services, waste disposal on site, logging services, towing services, all site preparation and permits, site clean up and cuttings removal, accommodation and food for all crew, and ambulance on site requirements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 6, 2006 and November 7, 2006 Lexington entered into two Secured Convertible Debentures with Alliance World securing a total of $1,000,000 in loans. The interest on the loans shall accrue monthly at a rate of 10% per annum. The outstanding principal and accrued interest shall be payable in monthly installments of US$10,000 commencing October 1, 2008.

For further information relating to the creation of a direct financial obligation under the Secured Convertible Debentures, see Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

On November 6, 2006 and November 7, 2006 Lexington issued two Secured Convertible Debentures and Warrant Certificates to Alliance World, for proceeds of $1,000,000.

Under the terms of the Secured Convertible Debentures, Alliance World may choose to have all or any part of the outstanding principal and accrued interest repaid in shares of the Common Stock of Lexington at a conversion rate equal to:

  10% below the fair market value of the Common Stock at the time of conversion, as calculated according to the average closing market price of the 5 business days preceding the conversion date, or if there has been no sales of the Company’s stock for five days, the price shall be determined according to the price of the last trade of the Company’s stock or,
  At US$0.85 per share.

Under the terms of the Warrant Certificates, Lexington grants Alliance World 250,000 warrants to subscribe for and purchase shares in Lexington at an exercise price of US$0.85. The Expiry period of the Warrant Certificates is November 1, 2008. Lexington has also agreed to file a registration statement with the Securities and Exchange Commission to enable Alliance World to resell to the public any shares of Lexington’s common stock it acquires on conversion of the Debentures or exercise of the Warrants.

The Company claims an exemption from the registration afforded by Regulation S of the Act (“Regulation S”) for the issuances of stock under the Debenture and the Warrant Certificate since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the Company, any of its affiliates, or any person acting on behalf of the Company

For more information relating to the unregistered sale of equity securities, see Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits - NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006	LEXINGTON ENERGY SERVICES INC.
(Registrant)

	By:	/s/ Larry Kristof
Director, President, Chief Executive Officer,